Exhibit 15.3

Our ref	RDS/658613-000001/11010111v1
Direct tel	+852 2971 3046
Email	richard.spooner@maplesandcalder.com

Noah Holdings Limited

No. 1687 Changyang Road, Changyang Valley, Building 2

Shanghai 200090

People’s Republic of China

21 April 2017

Dear Sirs

Noah Holdings Limited

We have acted as legal advisers as to the laws of the Cayman Islands to Noah Holdings Limited, an exempted limited liability company incorporated in the Cayman Islands (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission (the “SEC”) of an annual report on Form 20-F for the year ended 31 December 2016 (“Form 20-F”).

We hereby consent to the reference of our name under the heading “Item 3.D Risk Factors” in the Form 20-F, and further consent to the incorporation by reference of the summary of our opinion under this heading into the Company’s registration statement on Form S-8 (File No. 333-171541) that was filed on 5 January, 2011.

Yours faithfully

Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP

53rd Floor  The Center  99 Queen’s Road Central  Hong Kong

Tel +852 2522 9333  Fax +852 2537 2955  maplesandcalder.com

Resident Hong Kong Partners: Mark Western (British Virgin Islands), Anthony Webster (Cayman Islands), Greg Knowles (British Virgin Islands)

Mac Imrie (Cayman Islands), Stacey Overholt (England and Wales), John Trehey (New Zealand), Nick Harrold (England and Wales), Ann Ng (Victoria (Australia))

James Gaden (New South Wales (Australia)), Richard Grasby (England and Wales), Terence Ho (New South Wales (Australia)), Justin Pennay (Cayman Islands)

L.K. Kan (England and Wales), W.C. Pao (England and Wales), Richard Spooner  (England and Wales), Sharon Yap (New Zealand), Aisling Dwyer (British Virgin Islands)

Registered Foreign Lawyers: Michelle Lloyd (Ireland), Caitriona Carty (Ireland)

Cayman Islands and British Virgin Islands Attorneys at Law | Offices: British Virgin Islands, Cayman Islands, Dubai, Dublin, Hong Kong, London, Singapore